Exhibit (a)(1)(C)

Notice of Guaranteed Delivery for

Tender of

All Outstanding Tranche B Warrants to Purchase Shares of Common Stock

and

All Outstanding Tranche C Warrants to Purchase Shares of Common Stock

of

GenTek Inc.

at

$4.25 Net Per Tranche B Warrant

and

$4.75 Net Per Tranche C Warrant

Pursuant to the Offer to Purchase

Dated October 17, 2005

to

ACP Acquisition, LLC

Abrams Capital, LLC

Great Hollow Partners, LLC

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined in the Offer to Purchase (as defined below)) if certificates representing Tranche B Warrants (the “Tranche B Warrants”) and Tranche C Warrants (the “Tranche C Warrants” and together with the Tranche B Warrants, the “Warrants”) of GenTek Inc., a Delaware corporation (“GenTek” or the “Subject Company”), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Mellon Investor Services, LLC (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services, LLC

By Facsimile Transmission (for Eligible Institutions only): (201) 680-4626

Confirm Facsimile Transmission by Telephone: (201) 680-4860

General Inquiries by Telephone: (800) 279-0617

By Overnight Courier, Mail or by Hand:

Mellon Investor Services, LLC Newport Office Center VII 480 Washington Boulevard Mail Drop-Reorg. Attn: Reorganization Dept., 27th Floor Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to ACP Acquisition, LLC, a Delaware limited liability company, Abrams Capital, LLC, a Delaware limited liability company, and Great Hollow Partners, LLC, a Delaware limited liability company (together, the “Purchaser”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 17, 2005, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer to Purchase”), receipt of which is hereby acknowledged, the number and class of Warrants set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number and Class of Warrants Tendered:

Certificate Number(s) (if available):

(Please print)

Address(es):

Area Code and Telephone No.(s):

☐	Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:                     , 2005

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Warrants tendered hereby, in proper form for transfer, or to deliver Warrants pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent’s Message and certificates for Warrants to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No:

Authorized Signature:

Name:

(Please type or print)

Title:

Dated:                     , 2005

NOTE:	DO NOT SEND CERTIFICATES FOR WARRANTS WITH THIS NOTICE. CERTIFICATES FOR WARRANTS SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).

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